Exhibit 99.1

FutureFuel Releases First Quarter 2019 Results

FutureFuel First Quarter Net Income of $5.5 Million

Reports Net Income of $5.5 Million or $0.13 per Diluted Share, and Adjusted EBITDA of $5.4 Million

CLAYTON, Mo., May 10, 2019 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2019.

First quarter 2019 Financial Highlights (all comparisons are with the first quarter of 2018)

●   Revenues were $48.5 million, down 13.0% from $55.7 million

●   Adjusted EBITDA was $5.4 million, down 85.6% from $37.6 million

●   Net income decreased to $5.5 million, or $0.13 per diluted share, from $35.8 million, or $0.82 per diluted share.

“Our Chemicals segment continues to perform solidly and is well positioned for the year ahead.

In our Biofuels segment, the contrast between our first quarter results in 2018, that included the benefit of the reinstated Blenders’ Tax Credit for 2017 with this quarter, highlights the challenge facing the Biodiesel industry today. This tax credit should be a powerful catalyst and incentive for investment in Renewable Fuels, however, it remains in limbo in Congress for 2018 and 2019. In this environment, we have operated prudently at lower production volumes than the same period last year.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2019 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the first quarter of 2019. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2019	2018	Change	Change
Revenues	$48,501	$55,747	$(7,246)	(13.0%	)
Income from operations	$1,211	$34,567	$(33,356)	(96.5%	)
Net income	$5,499	$35,826	$(30,327)	(84.7%	)
Earnings per common share:
Basic	$0.13	$0.82	$(0.69)	(84.1%	)
Diluted	$0.13	$0.82	$(0.69)	(84.1%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$423	$361	$62	17.2%
Adjusted EBITDA	$5,415	$37,597	$(32,182)	(85.6%	)

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2019 decreased $7,246, compared to the three months ended March 31, 2018. This decrease primarily resulted from decreased sales volumes of biodiesel and to a lesser extent, reduced sales volumes of chemicals. This reduction was partially offset by a favorable price variance in the biofuels segment as compared to the same period in 2018. Sales revenue in the three months ended March 31, 2018 included rebates that resulted from the retroactive reinstatement of the 2017 blenders’ tax credit (BTC) passed into law on February 9, 2018. The BTC has not been reinstated beyond December 31, 2017.

Gross profit in the three months ended March 31, 2019 decreased $34,245, compared to the three months ended March 31, 2018. This decrease was primarily from the biofuel segment as the result of the retroactive reinstatement of the BTC in the same period of 2018 which was not in law in the current period. Also negatively impacting gross profit in the current period was reduced sales volumes in the biofuels segment given the unfavorable market conditions and to a lesser extent, reduced sales volumes in the chemical segment. Furthermore, gross profit was negatively impacted by the change in the unrealized and realized activity in derivative instruments with a loss of $1,476 in the three months ended March 31, 2019 as compared to a loss of $162 in the same period of 2018.

Gross profit was favorably impacted in the three months ended March 31, 2019, as compared to the three months ended March 31, 2018, by the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit $1,637 and $331 in the three months ended March 31, 2019 and 2018, respectively.

Net Income

Net income for the three months ended March 31, 2019 decreased $30,327 as compared to the same period in 2018. The decrease was primarily from decreased sales volumes and biodiesel tax credits and incentives that were reinstated in the three months ended March 31, 2018 that were not in effect for 2019.

Capital Expenditures

Capital expenditures and intangibles were $2,246 in the first three months of 2019, compared with $428 in the same period in 2018. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Three Months Ended March 31,
	2019	2018
Cash paid for capital expenditures and intangibles	$2,246	$428
Cash received as reimbursement of capital expenditures	$(1,823)	$(67)
Cash paid, net of reimbursement, for capital expenditures	$423	$361

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $290,480 as of March 31, 2019, compared with $294,860 as of December 31, 2018.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2018 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$206,021	$214,972
Accounts receivable, net of allowance for bad debts of $0	17,738	18,138
Inventory	53,329	39,296
Marketable securities	84,459	79,888
Other current assets	7,987	10,036
Total current assets	369,534	362,330
Property, plant and equipment, net	102,849	103,575
Other assets	7,272	5,250
Total noncurrent assets	110,121	108,825
Total Assets	$479,655	$471,155
Liabilities and Stockholders’ Equity
Accounts payable	$24,553	$21,670
Dividends payable	7,874	10,498
Other current liabilities	8,754	7,323
Total current liabilities	41,181	39,491
Deferred revenue – long-term	20,307	20,319
Other noncurrent liabilities	23,388	22,267
Total noncurrent liabilities	43,695	42,586
Total liabilities	84,876	82,077
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding as of March 31, 2019 and December 31, 2018	4	4
Accumulated other comprehensive income	182	(20)
Additional paid in capital	282,145	282,145
Retained earnings	112,448	106,949
Total Stockholders’ Equity	394,779	389,078
Total Liabilities and Stockholders’ Equity	$479,655	$471,155

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$48,501	$55,747
Cost of goods sold and distribution	45,239	18,240
Gross profit	3,262	37,507
Selling, general, and administrative expenses	1,345	1,758
Research and development expenses	706	1,182
	2,051	2,940
Income from operations	1,211	34,567
Other income/(loss), net	5,246	(2,420)
Income before income taxes	6,457	32,147
Provision/(benefit) for income taxes	958	(3,679)
Net income	$5,499	$35,826

Earnings per common share
Basic	$0.13	$0.82
Diluted	$0.13	$0.82
Weighted average shares outstanding
Basic	43,743,243	43,716,670
Diluted	43,748,974	43,722,194

Comprehensive Income
Net income	$5,499	$35,826
Other comprehensive income/(loss) from unrealized net gain/(loss) on available-for-sale securities	256	(74)
Income tax effect	(54)	16
Total unrealized gain/(loss), net of tax	202	(58)
Comprehensive income	$5,701	$35,768

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income	$5,499	$35,826
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	2,725	2,756
Amortization of deferred financing costs	36	36
Benefit for deferred income taxes	(415)	(3,604)
Change in fair value of equity securities	(3,008)	6,030
Change in fair value of derivative instruments	(286)	(1,789)
(Gain)/loss on the sale of investments	80	(1,661)
Stock based compensation	-	107
Loss on disposal of fixed assets	3	5
Noncash interest expense	7	7
Changes in operating assets and liabilities:
Accounts receivable	(1,320)	(40,867)
Accounts receivable – related parties	1,720	(2,077)
Inventory	(13,926)	(15,764)
Income tax receivable	1,340	1,794
Prepaid expenses	384	254
Accrued interest on marketable securities	21	25
Other assets	15	(68)
Accounts payable	3,634	16,644
Accounts payable – related parties	(619)	1,394
Accrued expenses and other current liabilities	807	5,000
Deferred revenue	31	(208)
Other noncurrent liabilities	(17)	-
Net cash (used in)/provided by operating activities	(3,289)	3,840
Cash flows from investing activities
Collateralization of derivative instruments	590	901
Purchase of marketable securities	(9,096)	(5,844)
Proceeds from the sale of marketable securities	7,709	24,921
Proceeds from the sale of fixed assets	5	-
Capital expenditures	(2,246)	(428)
Net cash (used in)/provided by investing activities	(3,038)	19,550
Cash flows from financing activities
Payment of dividends	(2,624)	(2,624)
Net cash used in financing activities	(2,624)	(2,624)
Net change in cash and cash equivalents	(8,951)	20,766
Cash and cash equivalents at beginning of period	214,972	114,627
Cash and cash equivalents at end of period	$206,021	$135,393

Cash paid for interest	$-	$-
Cash paid for income taxes	$3	$-
Noncash items incurred:
Noncash capital expenditures	$210	$-
Noncash operating leases	$432	$-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA	$5,415	$37,597
Depreciation	(2,725)	(2,756)
Non-cash stock-based compensation	-	(107)
Interest and dividend income	2,362	1,992
Non-cash interest expense (including amortization of deferred financing costs)	(43)	(43)
Losses on disposal of property and equipment	(3)	(5)
Losses on derivative instruments	(1,476)	(162)
Gains/(losses) on marketable securities	2,927	(4,369)
Income tax expense	(958)	3,679
Net income	$5,499	$35,826

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA	$5,415	$37,597
Benefit for deferred income taxes	(415)	(3,604)
Interest and dividend income	2,362	1,992
Income tax (expense)/benefit	(958)	3,679
Losses on derivative instruments	(1,476)	(162)
Change in fair value of derivative instruments	(286)	(1,789)
Changes in operating assets and liabilities, net	(7,930)	(33,873)
Other	(1)	-
Net cash (used in)/provided by operating activities	$(3,289)	$3,840

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue
Custom chemicals	$23,700	$23,420
Performance chemicals	3,652	5,661
Chemicals revenue	$27,352	$29,081
Biofuels revenue	21,149	26,666
Total Revenue	$48,501	$55,747

Segment gross profit/(loss)
Chemicals	$7,309	$7,556
Biofuels	(4,047)	29,951
Total gross profit	3,262	37,507
Corporate expenses	(2,051)	(2,940)
Income before interest and taxes	1,211	34,567
Interest and other income	5,289	(2,377)
Interest and other expense	(43)	(43)
(Provision)/benefit for income taxes	(958)	3,679
Net income	$5,499	$35,826

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay (314)854-8352

www.futurefuelcorporation.com